BNY FINANCIAL CORPORATION
                           GENERAL SECURITY AGREEMENT


            In consideration of loans, credit or other financial accommodation extended or continued from time to time to, or on the guaranty, endorsement or other assurance of, the undersigned ("OBLIGOR") by BNY Financial Corporation ("BNY"), Obligor hereby agrees as follows:

            1.    SECURITY INTEREST.

                  (a) To secure the payment and performance of all of the Obligations, Obligor hereby grants to BNY a continuing security interest in, and assigns and pledges to BNY, the Collateral.

                  (b)   (i)   "COLLATERAL" shall mean and include:

                              (A)   all Receivables;

                              (B)   all Equipment;

                              (C)   all General Intangibles;

                              (D)   all Inventory;

                              (E)   all Real Property;

                              (F)   all Instrument Collateral;

                              (G)   all Leasehold Interests;

                        (H) all of the Obligor's right, title and interest in and to (1) investment property, contract rights, instruments, documents and chattel paper; (2) its goods and other property including, but not limited to all merchandise returned or rejected by customers, relating to or securing any of the Receivables; (3) all of the Obligor's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, set off, detinue, replevin, reclamation and repurchase; (4) all additional amounts due to the Obligor from any customer relating to the Receivables; (5) other property, including warranty claims relating to any goods securing this Agreement; (6) if and when obtained by the Obligor, all real and personal property of third parties in which the Obligor has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (7) any other goods, personal property or real property now owned or hereafter acquired in which the Obligor has expressly granted a security interest or may in the future grant a security interest to the BNY hereunder, or in any amendment or supplement hereto, or under any other agreement between the BNY and the Obligor;

                        (I) all of the Obligor's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software



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(owned by the Obligor or in which it has an interest), computer programs, tapes, disks and  documents  relating to clauses (A),  (B), (C), (D), (E), (F), (G), or
(H) above; and

                        (J)   all proceeds  and  products of clauses  (A),  (B),
(C), (D), (E), (F), (G) and (H) above in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or documents.

                  (ii) "OBLIGATIONS" shall mean and include all indebtedness, liabilities, obligations, covenants and duties of Obligor to BNY or any Affiliate of BNY (including those which BNY or such Affiliate may have acquired from others) of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing of hereafter arising, and whether or not evidenced by any note or other instrument or agreement and whether or not for the payment of money, including, but not limited to, indebtedness, obligations and liabilities to BNY or such Affiliate of Obligor as a member of any partnership, syndicate, association or other group, or as a guarantor of the Obligations of any other entity to BNY or such affiliate.

                  (iii) Affiliate, Equipment, General Intangibles, Instrument Collateral, Inventory, Leasehold Interest, Real Property, Receivables, and certain other terms used herein are defined in Section 13 hereof.

            2.    RANK AND PERFECTION OF SECURITY INTEREST.

                  (a) Obligor will not grant or permit to exist, nor shall there exist, any security interest in, lien, attachment, levy or encumbrance upon, or assignment or pledge as security of, any of the Collateral, except the security interest of and assignment and pledge to BNY hereunder and Permitted Liens.

                  (b) (i) Obligor will take all action requested by BNY, or which may be necessary or desirable, to perfect, continue, evidence, preserve, protect or validate the security interest of and assignment and pledge to BNY hereunder or to enable BNY to exercise and enforce its rights hereunder, including, but not limited to, (A) executing and delivering one or more notices, statements, agreements or other writings, and (B) delivering to BNY, and stamping or otherwise marking, in such manner as BNY may specify, any and all chattel paper, instruments, letters and advices of credit and documents constituting part of the Collateral, in each case endorsed or accompanied by such instruments of assignment as BNY may specify.

                        (ii) Obligor hereby authorizes BNY, at its option but without any obligation so to do, to file financing and continuation statements and amendments to financing statements, naming Obligor as debtor, with respect to any of the Collateral without the signature of Obligor, and agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

            3.    COVENANTS RELATING TO COLLATERAL. Obligor covenants that:



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                  (a)   It shall at all times: (i) be the sole owner of each and
every item of Collateral, (ii) defend the Collateral against the claims and demands of all persons and (iii) in the case of tangible property constituting part of the Collateral, (A) properly maintain and keep in good order and repair such property and (B) keep such property fully insured with responsible companies acceptable to BNY against such risks as such Collateral may be subject to, or as BNY may request, under policies containing loss payable clauses naming BNY as loss payee as its interests may appear and otherwise in form and substance satisfactory to BNY, and providing that: (1) all proceeds thereof shall be payable to BNY, (2) such insurance shall not be affected by any act or neglect of Obligor or other owner of the property described in such policy; and
(3) such policy and loss payable clause may not be cancelled or amended except upon thirty days' prior written notice to BNY;

                  (b) It will comply in all material respects with the requirements of all leases, mortgages and other instruments relating to premises where any Collateral is located;

                  (c) It will not sell or otherwise dispose of any of the Collateral, except that, if the same constitute Collateral, (i) accounts may be collected in the ordinary course of business, and (ii) inventory may be sold in the ordinary course of business, and (iii) worn out or obsolete equipment may be sold by Obligor and (iv) as otherwise agreed to by BNY;

                  (d) It will give BNY prompt notice of (i) any change in (A) its name, identity or corporate structure, (B) the location of its chief executive office or any other place of business, or (C) the location of any of the Collateral or its books and records concerning any accounts, (ii) the location of each new place of business opened by Obligor, (iii) each new location of any Collateral, and (iv) any substantial loss or depreciation in the value of any of the Collateral, and will provide BNY with such other information as to the Collateral as BNY may request.

                  (e) It will (i) whether or not BNY shall have exercised its rights under Section 4(b)(iii) hereof, receive and hold all Distributions (other than Ordinary Distributions BNY has released pursuant to the provisions of
Section 4(c) hereof) and other Instrument Collateral in trust for BNY, and not commingle the same with any of its other funds or property and immediately deliver the same to BNY in the identical form received and (ii) give BNY copies of all notices and other communications received by Obligor with respect to any instruments registered in the name of Obligor constituting part of the Collateral.

            4.    PRE-EVENT OF DEFAULT RIGHTS.

                  (a) At any time and from time to time: (i) BNY may and is hereby authorized to transfer into or register in the name of itself or its nominee any instruments or documents constituting a part of the Collateral without notice to Obligor; (ii) with respect to instruments, if any, constituting part of the Collateral that are registered in the name of BNY, BNY may receive and retain all Distributions, other than Ordinary Distributions that BNY has released pursuant to Section 4(c); and (iii) Obligor will: (A) permit representatives of BNY during normal business hours to inspect its premises and books and records pertaining to the Collateral and make extracts from such books and records; and (B) upon request, enter into warehousing, lockbox or other custodial arrangements satisfactory to BNY. The costs of such inspections shall be subject to the provisions of Section 4.10 of the Affiliate Loan Agreements.


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                  (b)   BNY may (i) at any time after the occurrence of an Event
of Default and during its continuance: with respect to instruments, if any, constituting part of the Collateral, BNY may, by notice to Obligor, terminate Obligor's rights under Section 4(c) hereof (in which case BNY's release pursuant to such Section of any and all Ordinary Distributions shall thereupon be automatically revoked) and, in its own or Obligor's name, exercise any and all powers with respect to such instruments with the same force and effect as could Obligor; (ii) BNY may, without notice to Obligor: (A) after the occurrence of an Event of Default and during its continuance, if the Collateral consists in whole or in part of accounts of or other claims or rights of Obligor (including accounts, claims and rights which are Collateral by reason of their constituting proceeds), notify the account debtors with respect to such accounts, and all other persons against whom Obligor has such claims or rights, of BNY's rights hereunder, collect all amounts payable with respect to such accounts, claims and rights directly and apply such collections to the repayment of the Obligations in such order as it may elect; (B) after the occurrence of an Event of Default and during its continuance, in its own or Obligor's name, demand, sue for, collect or receive any money or property payable or receivable on account of or in exchange for, make any compromise or settlement with respect to, or modify any of the terms of any of, the Collateral as BNY may in its sole discretion elect; (C) after the occurrence of an Event of Default and during its continuance, if the Collateral includes any of Obligor's accounts, receive and open mail addressed to Obligor and change the address for delivery of Obligor's mail to an address designated by BNY and notify the postal authorities of any such change; (D) at any time, in the name and on behalf of Obligor, endorse instruments and other evidences of payment collected or received by BNY on account of the Collateral; and (E) after the occurrence of an Event of Default and during its continuance, appropriate and hold, or apply (directly or by way of set-off) to the payment of the Obligations (whether or not then due), all money of Obligor then or thereafter in possession of BNY, all amounts representing Distributions then or thereafter in the possession of BNY, the balance of every deposit account (demand or time, matured or unmatured) of Obligor then or thereafter with BNY and every other claim of Obligor then or thereafter against BNY; and (iii) Obligor will, upon request of BNY: (A) receive and hold all proceeds of Collateral in trust for BNY and not commingle any collections with any of its other funds; and (B) immediately deliver such collections to BNY in the identical form received.

                  (c) Unless and until BNY exercises its rights under Section 4(b), Obligor may, with respect to any instruments constituting part of the Collateral, (i) collect and receive for its own use all Ordinary Distributions (and for such purpose and to that extent, BNY hereby releases each such Distribution from the Collateral, such release to be effective in the case of each Ordinary Distribution at the time thereof); and (ii) vote and give consents, ratifications and waivers with respect to such instruments except to the extent that any such would, in the sole judgment of BNY, detract from the value of such instruments as Collateral hereunder, and from time to time upon request from Obligor, BNY shall deliver to Obligor suitable assignments, orders and proxies so that Obligor may receive such Distributions and cast such votes, consents, ratifications and waivers; each such request from Obligor shall constitute a representation and warranty by Obligor hereunder that there is no reason at such time for BNY to deem itself to be insecure or the risk of non-payment or non-performance of any of the Obligations to be increased.

                  (d) BNY may after the occurrence of an Event of Default and during its continuance, obtain the appointment of a receiver of any of the Collateral and Obligor waives any right to notice of and consents to such appointment.




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            5.    EVENTS OF DEFAULT.

                  (a) The occurrence of any one or more of the following events shall constitute an "Event of Default" :

                        (i) failure by Obligor to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due;

                        (ii) the occurrence of an "Event of Default" under, and as such quoted term is defined in, the Affiliate Loan Agreements;

                        (iii) any representation or warranty made or deemed made by Obligor in this Agreement or any related agreement or in any certificate, document of financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

                        (iv) issuance of a notice of lien, charge, claim, levy assessment, injunction or attachment against a material portion of the Obligor's property which is not stayed or lifted within thirty (30) days;

                        (v) failure or neglect of the Obligor to perform, keep or observe any term, provision, condition, covenant contained herein;

                        (vi) any judgment is rendered or judgment liens filed against the Obligor for an amount in excess of $100,000 which within thirty (30) days of such rendering or filing is not either satisfied, stayed or discharged of record;

                        (vii) any  Obligor or any  Affiliated  Borrower of shall
(A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (B) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (C) make a general assignment for the benefit of creditors,
(D) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (E) be adjudicated a bankrupt or insolvent, (F) file a petition seeking to take advantage of any other law providing for the relief of debtors, (G) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (H) take any action for the purpose of effecting any of the foregoing;

                        (viii)any change in Obligor's condition or affairs (financial or otherwise) which in BNY's good faith opinion materially impairs the Collateral or the ability of Obligor to perform its Obligations under this Agreement;

                        (ix) if any lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected lien having a first priority interest;


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




                        (x) a default of the obligations of Obligor under any other agreement with any person (other than BNY) to which it is a party shall occur which adversely affects, in any material respect, its condition, affairs or prospects (financial or otherwise) which default is not cured within any applicable grace period;

                        (xi) in the event that TII Corporation fails to own 100% of the issued and outstanding capital stock of Obligor;

                        (xii) any material provision of this Agreement shall, for any reason, cease to be valid and binding on Obligor, or Obligor shall so claim in writing to BNY; and

                        (xiii)failure by Obligor to deliver to BNY on or before April 30, 1998, a physical count of Obligor' Inventory, the results of which physical count of Inventory shall be acceptable to BNY in its sole discretion, together with adjustments to Obligor' books and records, if any, as a result of such physical count of Inventory, which adjustments, if any, shall be acceptable to BNY in its sole discretion.

                  (b)   The   occurrence   of  an  Event  of  Default  shall  be
conclusively   presumed  to  have   increased   the  risk  of   non-payment   or
non-performance of the Obligations.

            6. POST-EVENT OF DEFAULT RIGHTS. Upon the occurrence of an Event of Default (such default not having previously been cured), and at any time or from time to time thereafter:

                  (a) In the case of any Event of Default, other than an Event of Default referred to in clause (vii) of paragraph (a) of Section 5, BNY may declare, by notice to Obligor, any and all of the Obligations immediately due and payable, and, in the case of any Event of Default referred to in clause
(vii) or (ix) of paragraph (a) of Section 5, all of the Obligations shall automatically be and become due and payable, in either case without any other presentment, demand, protest or notice of any kind, anything in any other agreement to the contrary notwithstanding;

                  (b) BNY shall have no obligation to make further loans, extensions of credit or other financial accommodations to or on behalf of Obligor, anything in any other agreement to the contrary notwithstanding;

                  (c) BNY may exercise all other rights to which it is entitled hereunder, including but not limited to those specified in Section 4 hereof;

                  (d) Obligor shall, upon request of BNY, assemble the Collateral and maintain or deliver it into the possession of BNY at such place or places as BNY may designate and as are reasonably convenient to both BNY and Obligor;

                  (e) BNY may (i) without notice, demand or other process, and without charge, enter any of Obligor's premises and, without breach of the peace, until BNY completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Obligor's equipment for the purpose of completing any work-in-process, preparing any Collateral for


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disposition  and  disposing of or  collecting  any  Collateral,  and (ii) in the exercise of its rights under this Agreement, without payment of compensation of any kind, use any and all trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and the like to the extent of Obligor's rights therein and Obligor hereby grant a license for that purpose; and

                  (f) If the Collateral consists in whole or in part of instruments and BNY elects to sell or otherwise dispose of such instruments, (i) Obligor will, if it controls the issuer of such instruments, or if it otherwise has the right to effect such registration, and if BNY deems such registration to be desirable, cause such instruments to be registered under the Securities Act of 1933, as amended, and take all other action, including but not limited to complying with the "blue sky" or securities laws of the several states and delivering to BNY appropriate quantities of prospectuses, necessary or appropriate so as to permit the public sale of other disposition thereof by BNY in such jurisdictions as BNY may select, and indemnify, in the form then customary, all persons who are underwriters, statutory or otherwise, of such instruments in connection with such sale or disposition, such indemnity, to the extent applicable to BNY, to be in addition to that afforded BNY under Section 8(c) hereof, and (ii) BNY may elect not to exercise its rights under clause (i) and in that event may, if in its judgment it shall be necessary or desirable so to do, restrict the number of prospective bidders so as to comply with the provisions of Section 5 of such Securities Act, and restrict such prospective bidders to persons who will represent and agree that they are purchasing the instruments in question for their own account for investment and not with a view to the distribution or resale of any thereof and who will further agree that such instruments purchased by them may bear an appropriate restrictive legend to that effect.

            7. GENERAL REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Obligor hereby represents, warrants and agrees that:

                  (a)   The   execution,   delivery  and   performance  of  this
Agreement are within its powers, corporate or otherwise, have been duly authorized by all required action and do not and will not contravene any law or any agreement or undertaking to which it is a party or by which it may in any way be bound or, if Obligor is a corporation, its certificate of incorporation or bylaws;

                  (b)   Obligor  will  promptly  (but in no event later than ten
(10) days after such request) furnish BNY with all information concerning its business and financial condition as BNY may reasonably request; and

                  (c) Each of the representations and warranties contained in the Questionnaire, if any, submitted to BNY by Obligor in connection with this Agreement is true and correct on the date hereof as if made on the date hereof and all other information, including financial statements and projections, furnished to BNY at any time by or on behalf of Obligor was and will be complete and correct in all material respects to the extent necessary for the purpose of presenting the subject matter thereof fairly to BNY.

            8. EXPENSES OF OBLIGOR'S DUTIES; BNY'S RIGHT TO PERFORM ON OBLIGOR'S BEHALF; BNY'S EXPENSES AND INDEMNIFICATION.

                  (a) Obligor's agreements and duties hereunder shall be performed by it at its sole cost and expense.


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




                  (b) If Obligor shall fail to do any act or thing which it has covenanted to do hereunder, BNY may (but shall not be obligated to ) do the same or cause it to be done, either in its name or in the name and on behalf of Obligor, and Obligor hereby irrevocably authorizes BNY so to act.

                  (c) Obligor agrees to reimburse BNY for all costs and reasonable expenses, including attorney's fees and disbursements, incurred, and to indemnify and hold BNY harmless from and against all losses suffered, by BNY in connection with (i) BNY's exercise of any right or remedy granted to it hereunder, (ii) any claim and the prosecution or defense thereof arising out of or in any way connected with this Agreement, and (iii) the collection or enforcement of the Obligations.

                  (d) Amounts payable by Obligor under this Section 8 shall constitute Obligations which shall be payable on demand.

            9.    NO WAIVERS OF RIGHTS HEREUNDER; RIGHTS CUMULATIVE.

                  (a) No delay by BNY in exercising any right hereunder, or under any of the other Obligations, shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude other or further exercises thereof or the exercise of any other right. No waiver of any of the other Obligations shall be enforceable against BNY unless in writing and signed by an officer of BNY, and unless it expressly refers to the provision affected; any such waiver shall be limited solely to the specific event waived.

                  (b) All rights granted BNY hereunder shall be cumulative and shall be supplementary of and in addition to those granted or available to BNY with respect to the other Obligations or under applicable law and nothing herein shall be construed as limiting any such other right.

            10.   ASSIGNMENT; PARTICIPATIONS.

                  (a) BNY may assign any or all of the Obligations and may transfer therewith any or all of the Collateral therefor in accordance with the provisions of the Affiliate Loan Agreements and the transferee shall have the same rights with respect thereto as had BNY. Upon such transfer, BNY shall be released from all responsibility for the Collateral so transferred.

                  (b) BNY may from time to time sell or otherwise grant participations in any of the Obligations in accordance with the provisions of the Affiliate Loan Agreements and the holder of any such participation shall, subject to the terms of any agreement between BNY and such holder, be entitled to the same benefits with respect to any Collateral for the Obligations in which such holder is a participant as BNY. Obligor agrees that each such holder may exercise any and all rights of banker's lien, set-off and counterclaim with respect to its participation in the Obligations as fully as though Obligor were directly indebted to such holder in the amount of such participation.



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            11.   CONTINUING AGREEMENT; TERMINATION.

                  (a) This Agreement shall be a continuing agreement and shall apply to all future Obligations, notwithstanding that at any particular time all of the Obligations then outstanding shall have been paid in full.

                  (b) This Agreement shall continue in full force and effect until written notice of termination shall have been received by BNY at its address stated below, but, notwithstanding any such notice, this Agreement shall continue in full force and effect until all Obligations then outstanding (whether absolute or contingent) shall have been paid in full and all rights of BNY hereunder shall have satisfied or other arrangements for the securing of such rights satisfactory to BNY shall have been made. Upon receipt of any such notice, BNY shall have no obligation to make further loans, extensions of credit or other financial accommodations to or on behalf of Obligor, anything in any other agreement to the contrary notwithstanding.

            12.   GOVERNING LAW; JURISDICTION; CERTAIN WAIVERS.

                  (a) This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York, and BNY shall have the rights and remedies of a secured party under applicable law, including but not limited to the Uniform Commercial Code of New York.

                  (b) OBLIGOR AGREES THAT ALL ACTIONS AND PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY OF THE OTHER OBLIGATIONS SHALL BE LITIGATED IN COURTS LOCATED WITHIN THE STATE OF NEW YORK OR ELSEWHERE AS BNY MAY SELECT AND THAT SUCH COURTS ARE CONVENIENT FORUMS AND SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS.

                  (c) Obligor waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, directed to Obligor at its address last specified for notices hereunder, and service so made shall be deemed completed two days after the same shall have been so mailed.

                  (d) OBLIGOR WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN IT AND BNY AND WAIVES THE RIGHT TO ASSERT IN ANY ACTION OR PROCEEDING WITH REGARD TO THIS AGREEMENT OR ANY OF THE OBLIGATIONS ANY OFFSETS OR COUNTERCLAIMS WHICH IT MAY HAVE.

                  (e) BNY shall not be required to take any steps necessary to preserve rights against prior parties.

            13.   DEFINITIONS. As used herein:

                  (a) All terms defined in Article 1 or 9 of the New York Uniform Commercial Code as in effect on the date of this Agreement (other than the term "Collateral") are used herein

(including in Schedule A hereto) with the meanings therein given; such terms include but are not limited to "account," "chattel paper," "deposit account," "document," "equipment," "investment property," "general intangibles," "goods," "instrument," "inventory," "money," and "security interest."

                  (b)   The following  terms shall have the indicated  meanings:
"AFFILIATE" of BNY shall mean a corporation that directly or indirectly controls or is controlled by, or is under common control with, BNY. "DISTRIBUTIONS" shall mean Ordinary Distributions and Extraordinary Distributions; "ORDINARY DISTRIBUTIONS" shall mean cash dividends to the extent paid out of retained earnings, and interest paid in cash, in each case with respect to all instruments constituting part of the Collateral, except to the extent that any such dividend is made in connection with a partial or total liquidation or a reduction of capital, or any such interest is penalty interest, or, in each case, to the extent the same is not in the ordinary course; and "EXTRAORDINARY DISTRIBUTIONS" shall mean all dividends, interest and distributions on or in respect of and all proceeds of such instruments other than Ordinary Distributions.

                        "AFFILIATED BORROWERS" shall mean, individually and collectively, TII Industries, Inc., a corporation organized under the laws of the State of Delaware; TII Corporation, a corporation organized under the laws of the State of Delaware; TII-Ditel, Inc., a corporation organized under the laws of the State of North Carolina; Crown Tool & Die Company, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico, and their respective successors and assigns.

                        "AFFILIATE LOAN AGREEMENTS" shall mean shall notes, instruments, mortgages, agreements, guaranties and other documents now or hereafter executed and/or delivered by and among BNY and each of the Affiliated Borrowers, as the same now exist or may hereafter be amended, restated, renewed, replaced, extended or otherwise modified.

                        "EQUIPMENT" shall mean and include all of the Obligor's goods (excluding Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

                        "GENERAL INTANGIBLES" shall mean and include all of the Obligor's general intangibles, whether now owned or hereafter acquired including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to the Obligor to secure payment of any of the Receivables by an account debtor, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

                        "INSTRUMENT COLLATERAL" shall mean (a) all Distributions on or in respect of (i) the instruments or investment property listed in Schedule A, or (ii) any instruments or property which constitute Instrument Collateral by virtue of any provision of this definition (whether, in either case, upon conversion of convertible securities included therein or through stock split, spin-off, reclassification, merger, consolidation, sale of assets, combination of shares or otherwise) and (b) all other instruments and other property issued with respect to or in exchange for (i) the instruments listed in Schedule A or (ii) any instruments or other property which constitute Instrument Collateral by virtue of any provision of this definition (whether, in either case, upon conversion of convertible securities included therein or through stock split, spin-off, reclassification, merger, consolidation, sale of assets, combination of shares or otherwise).

                        "INVENTORY" shall mean all of the Obligor's now owned or hereafter acquired inventory, goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in the Obligor's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

                        "LEASEHOLD INTERESTS" shall mean all of the Obligor's right, title and interest in and to the premises located at Local No. 2, Solar No. 6, Seccion 3B, within the Industrial Free Zone of San Pedro de Marcoris, Municipality and Province of San Pedro de Marcoris.

                        "PERMITTED  LIENS" shall mean (a) liens in favor of BNY;
(b) liens for taxes, assessments or other governmental charges not delinquent, or, being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Obligor; (c) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance; (d) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Obligor's business; and (e) judgment liens that have been stayed or bonded and mechanics', workmen's, materialmen's, carriers' or other like liens arising in the ordinary course of Obligor's business with respect to obligations which are not due or which are being contested in good faith by Obligors.

                        "REAL PROPERTY" shall mean all of the Obligor's right, title and interest in and to any now owned or hereafter acquired real property and all buildings and improvements located thereon.

                        "RECEIVABLES" shall mean and include all of the Obligor's accounts, contract rights, instruments, documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to the Obligor arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to the BNY hereunder.

                  (c) The words "it" or "its" as used herein shall be deemed to refer to individuals and to business entities.

            14.   NOTICES.

                  Any notice or request hereunder may be given to Obligor and to BNY at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by
(a) hand delivery,  (b) registered or certified mail, return receipt  requested,
(c) telex or telegram, subsequently confirmed by registered or certified mail, or (d) telefax to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with telephone communication to a duly authorized officer of the recipient confirming its receipt as subsequently confirmed by registered or certified mail. Notices and requests shall, in the case of those by mail or telegram, be deemed to have been given three (3) Business Days after mailing, or when delivered to the telegraph office addresses as provided in this Section.

                  (a)  If to BNY, at:     BNY FINANCIAL CORPORATION
                                          1290 Avenue of the Americas
                                          New York, New York 10104
                                          Attention:  Anthony Vassallo
                                          Telephone:  (212) 408-7229
                                          FAX:  (212) 408-4384

                         With copy to:    BNY FINANCIAL CORPORATION
                                          1290 Avenue of the Americas
                                          New York, New York 10104
                                          Attention:  Frank Imperato
                                          Telephone:  (212) 408-7267
                                          Fax:  (212) 408-7372

                                          OTTERBOURG, STEINDLER, HOUSTON
                                          & ROSEN, PC.
                                          230 Park Avenue
                                          New York, New York 10169-0075
                                          Attention:  Mitchell M. Brand, Esq.
                                          Telephone:  (212) 661-9100
                                          FAX:  (212) 682-6104

                  (b)  If to Obligor, at: TELECOMMUNICATIONS INDUSTRIES,
                                          INC.
                                          c/o TII Industries, Inc.
                                          1385 Akron Street
                                          Copiague, New York 11726
                                          Attention:  Chief Financial Officer
                                          Telephone: (516) 789-5093
                                          FAX:  (516) 789-2228

            Any requirement under applicable law of reasonable notice by BNY to Obligor of any event shall be met if notice is given to Obligor in the manner prescribed above at least seven days before (a) the date of such event or (b) the date after which such event will occur.

            15.   GENERAL.

                  (a) If this Agreement is executed by two or more Obligors, they shall be jointly and severally liable hereunder, all provisions hereof regarding the Obligations or the Collateral shall apply to the Obligations and Collateral of any or all of them and the termination of this Agreement as to one or more of such Obligors shall not terminate this Agreement as to any remaining Obligors.

                  (b) This Agreement shall be binding upon the heirs, executors, administrators, assigns or successors of each of the undersigned Obligors and shall inure to the benefit of and be enforceable by BNY, its successors, transferees and assigns.

                  (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

Dated, in New York, New York:  April 30th, 1998

                                             TELECOMMUNICATIONS INDUSTRIES, INC.

                                             By: /S/ PAUL SEBETIC
                                                --------------------------------
                                                Title: VICE PRESIDENT-FINANCE

                                                1385 Akron Street
                                                Copiague, New York 11726

Accepted in New York, New York, on April 30th, 1998

                                             BNY FINANCIAL CORPORATION

                                             By: /S/ JOHN J. MCFADDEN
                                                --------------------------------
                                                Title: SENIOR VICE PRESIDENT

                                                1290 Avenue of the Americas
                                                New York, New York 10104

                                   SCHEDULE A



                                    - None -